UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016

Electro Rent Corporation

(Exact Name of Registrant as Specified in Charter)

California	000-09061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On June 23, 2016, Electro Rent Corporation, a California corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Restated Merger Agreement”) with Elecor Intermediate Holding II Corporation, a Delaware corporation (“Parent”), and Elecor Merger Corporation, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Platinum Equity, a Beverly Hills-based private equity firm (“Platinum Equity”).

The Restated Merger Agreement amends the Agreement and Plan of Merger that the Company entered into with Parent and Merger Sub on May 27, 2016 (which is described in the Form 8-K that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2016) (the “Original Merger Agreement”) as follows:

•	The merger consideration payable pursuant to the Restated Merger Agreement with respect to each outstanding share of Company common stock (other than shares held by any person who properly asserts dissenters’ rights under California law) and each restricted stock unit (whether vested or unvested) that is outstanding at the effective time of the Merger is increased from $13.12 per share to $15.50 per share.

•	The termination fee that is payable by the Company to Parent in the event the Company terminates the Restated Merger Agreement in specified circumstances (generally in the event the board of directors of the Company either (a) changes its recommendation that its shareholders approve the Restated Merger Agreement and the Merger or (b) elects to pursue a superior acquisition proposal from a third party) is increased from $11.3 million to $19.1 million.

The increase in the merger consideration was prompted by the Company’s receipt of an unsolicited offer from another bidder. Under the terms of the Restated Merger Agreement, the Company has the right to solicit a superior proposal from that other bidder prior to the end of the day on June 28, 2016. After that time, the Company will be subject to customary no-shop provisions, subject to the board of directors’ fiduciary obligation to evaluate unsolicited offers that would reasonably be expected to lead to a superior proposal.

Parent has obtained an updated equity financing commitment to fund the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash and cash equivalents available to Parent, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses.

A copy of the Restated Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Restated Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Merger Agreement.

The Restated Merger Agreement has been attached as an exhibit to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Restated Merger Agreement were made only for the purposes of the Restated Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Restated Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Restated Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Restated Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the Company entering into the Agreement and Plan of Merger with affiliates of Platinum Equity on May 27, 2016. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Restated Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Restated Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Restated Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other documents that the Company has filed or may file with the SEC.

Item 3.03.	Material Modification to Rights of Security Holders.

See Item 1.01. Pursuant to the Restated Merger Agreement, the Company’s ability to pay dividends prior to the closing of the Merger is restricted.

Item 8.01.	Other Events.

The Company issued a press release announcing the Restated Merger Agreement. A copy of that press release is filed as Exhibit 99.1 to this report.

Important Additional Information:

The Company will file a proxy statement and other relevant documents concerning the proposed Merger and related matters with the SEC. The proxy statement and other materials filed with the SEC will contain important information regarding the Merger, including, among other things, the recommendation of the Company’s board of directors with respect to the Merger. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Electro Rent Corporation, 6060 Sepulveda Boulevard, Van Nuys, California 91411, Attention: Corporate Secretary.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement on Schedule 14-A, which was filed with the SEC on September 9, 2015. If and to the extent that any of the Company participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed Merger. Investors and shareholders can obtain more detailed information regarding the direct and indirect interests of the Company’s directors and executive officers in the proposed Merger by reading the definitive proxy statement when it becomes available.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the Merger and the expected timing for closing the Merger. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the Merger; (2) the failure to satisfy the conditions to the Merger; and (3) the failure to obtain shareholder approval for the Merger. Factors that may affect the future results of the Company are set forth in its filings with the SEC, including its filing on Form 10-K for the fiscal year ended May 31, 2015. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger dated June 23, 2016 among Elecor Intermediate Holding II Corporation, Elecor Merger Corporation and the Company*

99.1	Press release of the Company dated June 24, 2016

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO RENT CORPORATION

/s/ Allen Sciarillo
Name:	Allen Sciarillo
Title:	Chief Financial Officer

Dated: June 24, 2016